UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on December 13, 2006.

GLOBAL INVESTMENT UPDATE: ResortShips International Inc. Announces the Appointment of Sam Alderson to the Board of Directors

Vancouver, December 13, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to ResortShips International Inc, a yacht interval ownership company, in which Global holds an equity stake.

VANCOUVER, BC -- (MARKET WIRE) -- 12/13/06 -- ResortShips International, Inc. (PINKSHEETS: RSSP), a publicly traded, yacht interval ownership company, is pleased to announce Sam Alderson has agreed to join the Board of Directors, currently comprised of Trevor Conn President & CEO and David Holsworth, Chief Operating Officer.

As an outside director and an American, Sam brings to the Company significant experience in the development of national sales, marketing and training programs throughout the US. Sam held a senior executive position with WorldConnect Communications, and was directly responsible for developing a sales force of over 5,000 representatives.

Trevor Conn, President and CEO of Resortships International, Inc. said, "I am very pleased that Sam is joining ResortShips board, his knowledge of the US retail markets and his European connections in the fashion industry will be great assistance in developing our International business model."

The appointment was effective on December 6th, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 13, 2006	By:	/s/ John D. Briner
President